SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[  ]    Preliminary Proxy Statement
[  ]    Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[  ]    Definitive Additional Materials
[  ]    Soliciting Material pursuant to ss. 240.14a-12

                                IBT Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X]   No fee required
  [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

     (5) Total fee paid:
--------------------------------------------------------------------------------

  [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:
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     (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

     (3) Filing Party:
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     (4) Date Filed:
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

                                IBT BANCORP, INC.                       [LOGO]







March 16, 2005

Dear Stockholder:

         On behalf of the Board of Directors and management of IBT Bancorp, Inc. (the "Company"), I cordially invite you to attend the 2005 Annual Meeting of Stockholders to be held at the Irwin Masonic Hall, located at 417 Main Street, Irwin, Pennsylvania on Tuesday, April 19, 2005 at 2:00 p.m., local time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting, I will report on the operations of the Company. Directors and officers of the Company, as well as a representative of Edwards Sauer & Owens, certified public accountants, will be present to respond to any questions you may have.

         You will be asked to elect four directors and to ratify the appointment of Edwards Sauer & Owens as the Company's independent accountants for the fiscal year ending December 31, 2005. The Board of Directors has unanimously approved each of these proposals and recommends that you vote FOR them.

         Your vote is important, regardless of the number of shares you own and regardless of whether you plan to attend the Annual Meeting. I encourage you to read the enclosed proxy statement carefully and sign and return your enclosed proxy card as promptly as possible because a failure to do so could cause a delay in the Annual Meeting and additional expense to the Company. A postage-paid return envelope is provided for your convenience. This will not prevent you from voting in person, but it will assure that your vote will be counted if you are unable to attend the Annual Meeting. If you do decide to attend the Annual Meeting and feel for whatever reason that you want to change your vote at that time, you will be able to do so. If you are planning to attend the Annual Meeting, please let us know by marking the appropriate box on the proxy card.

                                          Sincerely yours,


                                          /s/Charles G. Urtin

                                          Charles G. Urtin
                                          President and Chief Executive Officer


               309 Main Street - Irwin, PA 15642 - (724) 863-3100

--------------------------------------------------------------------------------
                                IBT BANCORP, INC.
                                 309 MAIN STREET
                            IRWIN, PENNSYLVANIA 15642
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 19, 2005
--------------------------------------------------------------------------------


NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders (the "Annual Meeting") of IBT Bancorp, Inc. (the "Company"), will be held at the Irwin Masonic Hall, located at 417 Main Street, Irwin, Pennsylvania, on Tuesday, April 19, 2005 at 2:00 p.m., local time, for the following purposes:

         1.       To elect four directors of the Company;

         2. To ratify the appointment of Edwards Sauer & Owens as the Company's independent accountants for the fiscal year ending December 31, 2005; and

         3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

The Board of Directors is not aware of any other business to come before the Annual Meeting. Stockholders of record at the close of business on March 1, 2005 are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

         A copy of the Company's Annual Report for the year ended December 31, 2004 is enclosed.

         YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WE ENCOURAGE YOU TO VOTE BY PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE ANNUAL MEETING EVEN IF YOU CANNOT ATTEND. ALL STOCKHOLDERS OF RECORD CAN VOTE BY WRITTEN PROXY CARD. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ROBERT A. BOWELL

                                          ROBERT A. BOWELL
                                          SECRETARY

Irwin, Pennsylvania
March 16, 2005


--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                                IBT BANCORP, INC.
                                 309 MAIN STREET
                            IRWIN, PENNSYLVANIA 15642
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 19, 2005
--------------------------------------------------------------------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IBT Bancorp, Inc. (the "Company") to be used at the 2005 Annual Meeting of Stockholders which will be held at the Irwin Masonic Hall, located at 417 Main Street, Irwin, Pennsylvania, on Tuesday, April 19, 2005, 2:00 p.m., local time (the "Annual Meeting"). The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are being mailed to stockholders on or about March 16, 2005.

         All properly executed written proxies that are delivered pursuant to this proxy statement will be voted on all matters that properly come before the Annual Meeting for a vote. If your signed proxy specifies instructions with respect to matters being voted upon, your shares will be voted in accordance with your instructions. If no instructions are specified, your shares will be voted (a) FOR the election as directors of the nominees named in Proposal I, (b) FOR Proposal II (ratification of independent public accountants), and (c) in the discretion of the proxy holders, as to any other matters that may properly come before the Annual Meeting. Your proxy may be revoked at any time prior to being voted by: (i) filing with the Company's Corporate Secretary (Robert A. Bowell, at 309 Main Street, Irwin, Pennsylvania 15642) written notice of such revocation; (ii) submitting a duly executed proxy bearing a later date; or (iii) attending the Annual Meeting and giving the Secretary notice of your intention to vote in person.

--------------------------------------------------------------------------------
                       VOTING SECURITIES AND VOTE REQUIRED
--------------------------------------------------------------------------------

         The Board of Directors has fixed the close of business on March 1, 2005 (the "Record Date") as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 2,955,455 shares of the Company's common stock, $1.25 par value (the "Common Stock"), outstanding. Each stockholder of record on the Record Date is entitled to one vote for each share held.

         The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. With respect to any matter, any shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter ("Broker Non-Votes") will not be considered present for purposes of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to ratify any proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

         As to the election of directors, the proxy being provided by the Board enables a stockholder to vote for the election of the nominees as submitted as Proposal I proposed by the Board, or to withhold authority to vote for the nominee being proposed. Directors are elected by a plurality of votes of the shares present in person or represented by proxy at a meeting and entitled to vote in the election of directors.

         As to the ratification of the independent accountants, which is submitted as Proposal II, a stockholder may: (i) vote "FOR" the ratification;
(ii) vote "AGAINST" the ratification; or (iii) "ABSTAIN" with respect to the ratification. Unless otherwise required by law, Proposal II and all other matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) Broker Non-Votes, or (b) proxies marked "ABSTAIN" as to that matter.

--------------------------------------------------------------------------------
                                PRINCIPAL HOLDERS
--------------------------------------------------------------------------------

         Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A person is deemed to be the beneficial owner of shares of Common Stock if he or she has or shares voting or investment power with respect to such shares or has the right to acquire beneficial ownership of the shares at any time within 60 days from the Record Date. The following table sets forth information regarding all persons or groups known to the Company to beneficially own more than 5% of the Common Stock.


Name and Address             Amount and Nature of        Percent of
of Beneficial Owner          Beneficial Ownership       Common Stock
-------------------          --------------------       ------------
S&T Bancorp, Inc.                   230,087(1)             7.8%
800 Philadelphia Street
Indiana, PA  15237

_________________
(1) According to the Schedule 13G filed by S&T Bancorp, Inc. on January 26, 2005, all shares are held by its subsidiaries, 9th Street Holdings, Inc., S&T Bank, and S&T Bancholdings, Inc.

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers and the beneficial owners of more than 10% of the Common Stock to file reports of ownership and changes in ownership of their equity securities of the Company with the Securities and Exchange Commission and to furnish the Company with copies of such reports. To the best of the Company's knowledge, all of the filings by the Company's directors and executive officers were made on a timely basis during the 2004 fiscal year. The Company is not aware of any beneficial owners of more than 10% of the Common Stock.

--------------------------------------------------------------------------------
                       PROPOSAL I - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

         The Company's Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three year period, with approximately one- third of the directors elected each year. The Board of Directors currently consists of nine members, each of whom also serves as a director of the Company's principal subsidiary, Irwin Bank & Trust Company (the "Bank").

         Charles W. Hergenroeder, Richard L. Ryan and Robert C. Whisner have been nominated by the Board of Directors for terms of three years each, and Thomas E. Deger, who joined the Board in December

2004, has been nominated by the Board of Directors for a term of one year (collectively, the "Nominees"). The Nominees currently serve as directors of the Company. The Nominees will serve for their respective terms or until their successors have been elected and qualified.

         The persons named as proxies in the enclosed proxy card intend to vote "FOR" the election of the Nominees, unless the proxy card is marked to indicate that such authorization is expressly withheld. Should one or more of the Nominees withdraw or be unable to serve (which the Board of Directors does not expect) or should any other vacancy occur in the Board of Directors, it is the intention of the persons named in the enclosed proxy card to vote "FOR" the election of such persons as may be recommended by the Board of Directors. If there are no substitute nominees, the size of the Board of Directors may be reduced.

         The following table sets forth information with respect to the nominees, the other sitting directors and each executive officer, including for each their name, positions with the Company, age, the year they first became a director of the Company or the Bank, the expiration date of their current term as a director, and the number and percentage of shares of the Common Stock beneficially owned. Beneficial ownership of directors and executive officers of the Company, as a group, is also set forth below.


                                                                                               Shares of
                                                                                              Common Stock
                                      Age at                                 Current          Beneficially
                                   December 31,     Year First Elected        Term            Owned as of          Percent
Name and Position                      2004          or Appointed(1)        to Expire      the Record Date(2)    of Class (%)
-----------------                      ----          ---------------        ---------      ------------------    ------------

                                           BOARD NOMINEE FOR TERM TO EXPIRE IN 2006
Thomas E. Deger                         54                 2004               2005                 600                *
Director

                                           BOARD NOMINEES FOR TERM TO EXPIRE IN 2008
Charles W. Hergenroeder                 57                 2004               2005               1,660                *
Director
Richard L. Ryan                         74                 1968               2005              11,407                *
Director
Robert C. Whisner                       76                 1969               2005              82,138               2.78%
Director
                                                DIRECTORS CONTINUING IN OFFICE
Richard J. Hoffman                      59                 2002               2006               6,867(3)             *
Director
John N. Brenzia                         62                 2004               2006               1,200                *
Director
Robert Rebich, Jr.                      63                 1991               2007             102,995(3)            3.48%
Director, Chairman of the
Board
Grant J. Shevchik                       53                 1992               2007              12,399                *
Director
Charles G. Urtin                        58                 1998               2007              29,848(3)            1.01%
Director, President and
Chief Executive Officer

                                                                                               Shares of
                                                                                              Common Stock
                                      Age at                                 Current          Beneficially
                                   December 31,     Year First Elected        Term            Owned as of          Percent
Name and Position                      2004          or Appointed(1)        to Expire      the Record Date(2)    of Class (%)
-----------------                      ----          ---------------        ---------      ------------------    ------------

                                EXECUTIVE OFFICERS OF THE COMPANY OR BANK WHO ARE NOT DIRECTORS
Robert A. Bowell                        49                  --                 --               13,820                *
Executive Vice President,
Chief Lending Officer,
Secretary and Treasurer
David A. Finui                          50                  --                 --                6,258                *
Senior Vice President and
Chief Operating Officer of the
Bank
Raymond G. Suchta                       56                  --                 --                6,945                *
Senior Vice President and
Chief Financial Officer
All directors, nominees and                                                                    276,137               9.34%
executive officers of the
Company, including certain
executive officers of the Bank
as a group (12 persons)

-------------------
*    Less than 1% of the common stock outstanding.
(1) Refers to the year the individual first became a director of the Bank or Company. All directors of the Bank as of August 1986 became directors of the Company when it was incorporated in August 1986.
(2) Unless otherwise noted, all persons and group named in the table above have sole or shared voting or investment power with respect to the shares listed in the table. For Messrs. Rebich and Shevchik, the share amounts include 5,000 shares of common stock that each have the right to acquire within 60 days of the Record Date. Such options granted are fully vested and exercisable. Mr. Urtin's shares include 15,067 shares of common stock that may be acquired within 60 days of the Record Date. Mr. Ryan's shares include 3,875 shares of Common Stock that may be acquired within 60 days of the Record Date. Messrs. Hoffman and Whisner shares include 500 shares of common stock that may be acquired within 60 days of the Record Date. Mr. Bowell's shares include 7,733 shares of common stock that may be acquired within 60 days of the Record Date. Mr. Finui's shares include 4,400 shares of Common Stock that may be acquired within 60 days of the Record Date. Mr. Suchta's shares include 1,067 shares of Common Stock that may be acquired within 60 days of the Record Date.
(3) Excludes 128,812 shares of Common Stock held by ITrust & Co. ITrust & Co. was formed by the Bank to act as the record holder for the clients of the Bank's trust department. Currently, Directors Hergenroeder, Hoffman, Rebich and Urtin serve as the trust committee of ITrust & Co. This committee acts as a fiduciary in directing the voting and disposition of securities held in the accounts of trusts and estates. This committee had the authority to exercise shared voting and dispositive power with respect to 102,860 shares and sole voting and dispositive power over 25,952 shares on the record date. Beneficial ownership is disclaimed over all shares held by ITrust & Co.


Biographical Information

         The principal business experience of each director and executive officer of the Company is set forth below. The executive officers and all directors have held their present positions for five years unless otherwise stated.

Nominees for Directors:

         Thomas E. Deger is the President and majority stockholder in Highland Carbide Tool Co., Inc., North Huntingdon, Pennsylvania.

         Charles W. Hergenroeder is a partner in the law firm of Hergenroeder, Rega and Sommer, LLC, Pittsburgh, Pennsylvania.

         Richard L. Ryan is Chief Executive Officer of the Board of Ryan Moving and Storage, Inc. of Pittsburgh.

         Robert C. Whisner is the President, Chief Executive Officer and a director of Airtek Incorporated, North Huntingdon, Pennsylvania, a manufacturer of electric generators.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES.

Continuing Directors:

         Richard J. Hoffman is the owner of Hoffman Enterprises, a real estate development company, in Westmoreland and Allegheny Counties, Pennsylvania. He also serves as the President of Hoffman Restaurant Group, Inc.

         Robert Rebich, Jr. retired in 1995 as the general manager of Parker Hannifin Corp.

         Grant J. Shevchik is a physician with Partners in Health - UPMC.

         John N. Brenzia is the vice president and chief financial officer of Irwin Car and Equipment. Prior to his position with Irwin Car and Equipment, Mr. Brenzia served in the financial department of Elliott Turbomachinery Company, a multi-national manufacturer of heavy machinery.

         Charles G. Urtin is President and Chief Executive Officer of the Company and the Bank. The Board of Directors appointed Mr. Urtin President of the Company in April 2000 and Chief Executive Officer of the Company in January 1999. Mr. Urtin became President and Chief Executive Officer of the Bank on December 31, 1998. Prior to becoming President and Chief Executive Officer, Mr. Urtin held several executive positions with the Company and the Bank.

Executive Officers of the Company or the Bank Who Are Not Directors

         Robert A. Bowell was appointed in April 2000 by the Company's Board of Directors to serve as Executive Vice President, Secretary and Treasurer of the Company. Since December 1998, Mr. Bowell has been an Executive Vice President, Secretary and Treasurer of the Bank. Prior to such date, Mr. Bowell served as Executive Vice President of the Bank.

         David A. Finui was appointed on January 15, 2002, Senior Vice President and Chief Operating Officer of the Bank. Previous to his new appointment, Mr. Finui served as Vice President and Trust Officer of the Bank. Prior to his employment at the Bank, Mr. Finui was Senior Vice President of Community Banking for First Philson Bank, Somerset, Pennsylvania.

         Raymond G. Suchta was appointed Vice President and Chief Financial Officer of the Bank on January 15, 2002 and as Chief Financial Officer of the Company in October 2002 and Senior Vice President in April 2003. Previous to his employment at the Bank, Mr. Suchta was Chief Financial Officer and Treasurer of GA Financial Inc., Pittsburgh, Pennsylvania. Mr. Suchta is a Certified Public Accountant.

Meetings and Certain Committees of the Board of Directors

         The Board of Directors conducts its business through meetings of the Board of Directors and through its committees. During the fiscal year ended December 31, 2004, the Board of Directors of the Company held 12 regular meetings and no special meetings. No directors of the Company attended fewer than 75% of the total meetings of the Board of Directors and committee meetings on which such Board member served during this period. In addition to other committees, as of December 31, 2004, the Company had an Audit Committee and a Compensation Committee. The Compensation Committee of the Bank also acts as the Compensation Committee for the Company.

         The Compensation Committee of the Bank is currently comprised of Directors Hoffman, Rebich, Ryan and Shevchik. The members of the Compensation Committee are independent in accordance with the listing requirements of the American Stock Exchange. This standing committee recommends to its Board of Directors a salary for the president and chief executive officer and approves officer salary adjustments. The Compensation Committee met two times during fiscal year 2004.

         The Audit Committee, a standing committee, is currently comprised of Directors Brenzia, Ryan, and Shevchik, three non-employee members of the Board of Directors. All members of the Audit Committee are independent in accordance with the listing standards of the American Stock Exchange. The Audit Committee meets with the independent accountants, Edwards Sauer & Owens, to discuss the annual audit and any related matters. The Audit Committee is further responsible for internal controls for financial reporting. The Audit Committee has adopted a written charter. The Audit Committee met nine times in fiscal year 2004.

         The Board of Directors has determined that Mr. Brenzia, a member of the Company's Audit Committee, is an "Audit Committee Financial Expert" as that term is defined in the Securities Exchange Act of 1934. The Board of Directors has also determined that Mr. Brenzia is independent as that term is used in item 7(d)(3)(iv)(A) of Schedule 14A under the Exchange Act.

Report of the Audit Committee

         For the fiscal year ended December 31, 2004, the Audit Committee: (i) reviewed and discussed the Company's audited financial statements with management, (ii) discussed with the Company's independent auditor, Edwards, Sauer & Owens, all matters required to be discussed under Statement on Auditing Standards No. 61, and (iii) received Edwards, Sauer & Owens disclosures regarding Edwards, Sauer & Owens's independence as required by Independence Standards Board Standard No. 1 and discussed with Edwards, Sauer & Owens its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

         Audit Committee:

                  Grant J. Shevchik- Chairman
                  John N. Brenzia
                  Richard L. Ryan

Director Nomination Process

         The entire Board of Directors acts as a nominating committee for the selection of nominees for Director. The Board of Directors met as a nominating committee one time during the year ended December 31, 2004. The Company has not adopted a written nominating committee charter.

         By resolution of the Board of Directors, all nominees must be approved by a majority of the independent directors. The Board of Directors believes that its procedures comply with the requirements of the American Stock Exchange and provide adequate assurance that nominations are approved by independent directors. The Board of Directors will consider director candidates recommended by shareholders. Any such recommendations must be submitted to the Secretary at least 120 days prior to the date of the Annual Meeting and should include the nominee's name and qualifications for board membership. The Board believes that all nominees for director, including shareholder nominees, should have the highest personal and professional ethics and integrity; substantial business or other professional experience in the market area served by IBT Bancorp, Inc. and its subsidiary, Irwin Bank & Trust Company; commitment to enhancing the business and prospects of the Company and the Bank; ability to work with existing board members and management; ability to make appropriate level of commitment of time and resources to their duties as director; an understanding of banking and financial matters and the role of directors in the management of the Company; and personal investment in the Common Stock.

Stockholder Communications

         The Board of Directors does not have a formal process for stockholders to send communications to the Board. In view of the infrequency of stockholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from stockholders are shared with the full Board no later than the next regularly scheduled Board meeting. The Board encourages, but does not require, directors to attend the annual meeting of stockholders. All of the Board's members, except Messrs. Hergenroeder and Deger who joined the Board in December 2004, attended the 2004 annual meeting of stockholders.

--------------------------------------------------------------------------------
                       DIRECTOR AND EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

Director Compensation

         The directors of the Company are not compensated. However, each non-employee director of the Bank received a fee of $1,000 for each meeting attended for the year ended December 31, 2004. Each member of a board committee (other than employees who are also directors) receives a fee of $250 per committee meeting attended, except members of the executive committee are paid a fee of $500 per meeting attended in person. For the year ended December 31, 2004, board and committee fees totaled approximately $145,175.

         All directors of the Bank were, prior to 1995, eligible to defer receipt of board fees earned prior to 1995 until a later date, such as following retirement or reaching a certain age. Director Whisner participates in this program that provides a guaranteed net rate of return by the Bank over a specified time period for the fees deferred. During 2004, this program resulted in payments to Director Whisner of $11,276.

         The Bank pays life insurance premiums for Director Whisner. However, the premiums on the policies are currently being paid by the dividends on the policies.

         Under the 2000 Stock Option Plan, each non-employee director was granted options to purchase 2,250 shares of Common Stock in May 2000, 1,125 shares of Common Stock in May 2001, 1,125 shares of Common Stock in May 2002 and 500 shares in September 2003. The exercise price of the options is the fair market value of the Company's Common Stock on the effective date of grant. See"Executive Compensation -- Stock Awards."

Executive Compensation

         Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned by Messrs. Urtin, Bowell and Finui during the past three fiscal years. No other executive officer had a salary and bonus during the fiscal year ended December 31, 2004 that exceeded $100,000 for services rendered in all capacities to the Company and the Bank.

                                                                     Long Term
                                                                    Compensation
                                                                       Awards
                                                                       ------
                                         Annual Compensation         Securities
Name and                             ---------------------------     Underlying      All Other
Principal Position            Year     Salary            Bonus    Options/SARs(1)   Compensation
------------------            ----     ------            -----    ---------------   ------------
Charles G. Urtin              2004    $198,114             --            --          $3,045 (2)
President and Chief           2003     187,778           15,000        1,200          2,905
Executive Officer             2002     176,901           60,000        4,000          2,437


Robert A. Bowell              2004    $128,912               --           --         $1,998 (2)
Executive Vice                2003     122,572            9,455        1,200          1,892
President, Secretary,         2002     112,074           35,000        2,000          1,543
Treasurer and Chief
Lending Officer

David A. Finui                2004    $110,085               --           --          $1,949 (2)
Senior Vice President         2003     105,197            8,296        1,200           1,865
and Chief Operating           2002     100,540           19,720        1,500           1,327
Officer of the Bank

----------------
(1)  See "-- Stock Awards."
(2)  Consists of Bank matching contributions to this account in the 401(k) plan.

         Stock Awards. The following tables set forth certain information with respect to the net realizable value of options held by Messrs. Urtin, Bowell and Finui at the end of the fiscal year. The Company has not granted any stock appreciation rights to Messrs. Urtin, Bowell or Finui.



  Aggregated Option/SAR Exercises in Last Fiscal Year, and FY-End Option Values
  -----------------------------------------------------------------------------
                        Number of Securities
                       Underlying Unexercised       Value of Unexercised
                               Options              In-The-Money Options
                            at FY-End (#)               at FY-End ($)
        Name          Exercisable/Unexercisable   Exercisable/Unexercisable
        ----          -------------------------   -------------------------
Charles G. Urtin           8,000/         --         188,000/       --  (1)
                           4,000/         --         100,000/       --  (2)
                           2,667/      1,333          40,325/   20,155  (3)
                             400/        800              --/       --  (4)

Robert A. Bowell           4,000/         --          94,000/       --  (1)
                           2,000/         --          50,000/       --  (2)
                           1,333/        667          20,155/   10,085  (3)
                             400/        800              --/       --  (4)

David A. Finui             2,000/         --          47,000/       --  (1)
                           1,000/         --          24,000/       --  (2)
                           1,000/        500          15,120/    7,560  (3)
                             400/        800              --/       --  (4)

----------------
(1) Based on the exercise price of $24.50 and the closing price on December 31, 2004 of $48.00.
(2) Based on the exercise price of $23.00 and the closing price on December 31, 2004 of $48.00.
(3) Based on the exercise price of $32.88 and the closing price on December 31, 2004 of $48.00.
(4) Based on the exercise price of $51.40 and the closing price on December 31, 2004 of $48.00.

Other Benefits

         Change in Control Agreements. The Bank has entered into change in control severance agreements with Messrs. Urtin, Bowell and Finui, respectively. The agreements are each for a three year term and may be renewed annually by the board of directors upon a determination of satisfactory performance within the board's sole discretion. The agreement may be terminated by the Bank for just cause, as that term is defined in the agreement, or for no cause. If Messrs. Urtin's, Bowell's or Finui's employment is terminated without just cause in connection with, or within two years after, any change in control of the Bank or the Company, such officer will be paid a lump sum equal to 2.99, 2.0 or 1.0 times, respectively, of his average annual taxable compensation paid during the five years prior to the change in control. In the event of a change of control at December 31, 2004, Messrs. Urtin, Bowell and Finui would have received a payment of approximately $527,873,$219,533 and $90,645, respectively.

         Pension Plan. The Bank maintained one non-contributory defined benefit pension plan for its employees prior to 1995 (Plan #1). In 1995, various plan assumptions were changed which resulted in a reduction in benefits for older and long-standing employees. To compensate for this, a supplemental non- qualified plan was installed for those employees so affected (Plan #2). The Bank's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes for Plan #1. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. Assets for the plans are primarily invested in U.S. Government obligations, corporate obligations and equity securities whose valuations are subject to market fluctuations.

         For employees who attained age 50 and completed 10 years of service prior to December 31, 1994, benefits under Plan #1 and #2 will be calculated at normal retirement at age 65 as a monthly benefit equal to the sum of 1.1% of average monthly compensation multiplied by years of service (with a maximum of 44 years), plus 0.65% of average monthly compensation in excess of the social security taxable wage base for each year multiplied by years of service (not to exceed 35 years). Effective October 15, 1994, the pension formula was revised to 0.8% rather than 1.1% of average monthly compensation, as noted above, for all employees, except those who attained age 50 and completed 10 years of service prior to December 31, 1994.

         Benefits are payable in the form of various annuity alternatives, including a joint and survivor option. For the pension plan year ended December 31, 2004, the highest permissible annual benefit under the Internal Revenue Code is $165,000.

         The following table shows the estimated annual benefit that would be payable at normal retirement age under Plan #1 for at various levels of average compensation and years of service assuming 100% vesting. Benefit amounts are subject to offset for Social Security benefits.


                                  Years of Service
Average Final  ----------------------------------------------------------
Compensation      15          20          25          30          35
------------   --------    --------    --------    --------    --------
100,000        $ 15,215    $ 19,305    $ 23,000    $ 26,810    $ 30,780
150,000          26,090      33,805      41,125      48,560      56,155
200,000          36,965      48,305      59,250      70,310      81,530
250,000*         38,050      49,755      61,060      72,485      84,070

-----------------
* Based on $205,000 which is the maximum compensation allowable under IRS regulation for pension calculation purposes.

         The following table shows the estimated annual benefit that would be payable at normal retirement age under Plan #2 for variable levels of average compensation and years of service as assuming 100% vesting.


                                  Years of Service
Average Final  ----------------------------------------------------------
Compensation      15          20          25          30          35
------------   --------    --------    --------    --------    --------
$100,000       $ 4,500    $  6,000     $  7,500    $  9,000    $10,500
$150,000         6,750       7,000       11,250      13,500     15,450
$200,000         9,000      12,000       15,000      18,000     21,000
$250,000         9,220      12,300       15,380      18,450     21,520

         Mr. Urtin has 20 years of service and will have 27 years of service at his expected retirement date of January 1, 2012, at age 65. Mr. Bowell has 16 years of service and will have 32 years of service at his expected retirement date of October 1, 2020 at age 65. Mr. Finui has 5 years of service and will have 20 years of service at his expected retirement date of November 1, 2019 at age 65. Based upon their 2004 compensation level, the projected monthly benefit payable at normal retirement date would be approximately $5,412, $3,450 and $1,811, respectively for Messrs. Urtin, Bowell and Finui. These payments are lifetime benefits. Mr. Urtin will also be entitled to a monthly benefit from the supplemental plan (Plan #2) in the amount of approximately $1,436.

Compensation Committee Interlocks and Insider Participation.

         The Compensation Committee currently consists of Directors Hoffman, Rebich, Ryan and Shevchik. No member of the Committee is, or was, an executive officer of another company whose board of directors has a comparable committee on which one of the Company's executive officers serves. None of the executive officers of the Company is, or was during 2004, a member of a comparable compensation committee of a company of which any of the directors of the Company is an executive officer.

Compensation Committee Report on Executive Compensation

         The Compensation Committee meets annually to review compensation paid to the chief executive officer. The Committee reviews various published surveys of compensation paid to employees performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable stockholder institutions in and around the Bank's market areas, including institutions with total assets of between $400 million and $1 billion. Although the Committee does not specifically set compensation levels for executive officers based on whether particular financial goals have been achieved by the Bank, the Committee does consider the overall profitability of the Bank when making these decisions. The Compensation Committee has the following goals for compensation programs impacting the executive officers of the Company and the Bank:

          o to provide motivation for the executive officers to enhance stockholder value by linking their compensation to the future value of the Company's stock;

          o to retain the executive officers who have led the Company to build its existing market franchise and to allow the Bank to attract high quality executive officers in the future by providing total compensation opportunities which are consistent with competitive norms of the industry and the Company's level of performance; and

          o to maintain reasonable fixed compensation costs by targeting base salaries at a competitive average.

         During the year ended December 31, 2004, Charles G. Urtin, President and Chief Executive Officer, received an increase in his base salary from $185,000 to $195,000 due to his continued leadership in the management of the Company and the Bank.

         Compensation Committee:

                  Robert Rebich - Chairman
                  Richard J. Hoffman
                  Richard L. Ryan
                  Grant J. Shevchik

Stock Performance Graph

         The following graph compares the cumulative total shareholder return on the Common Stock with (a) the cumulative total shareholder return on stocks included in the Nasdaq Stock Market index and (b) the cumulative total shareholder return on stocks included in the Nasdaq Bank index, as prepared by the Center for Research in Securities Prices ("CRSP") at the University of Chicago. All three investment comparisons assume the investment of $100 as of December 31, 1999 and the reinvestment of dividends. The graph provides comparisons at December 31, 1999 and each fiscal year through December 31, 2004.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

[Line graph appears here showing 5-year cumulative total return on $100 invested in the Common Stock compared to cumulative total returns on $100 invested in the Nasdaq Bank Index and Nasdaq Index, respectively. Line graph starts at December 31, 1999 and shows the cumulative total returns at December 31, 2000, 2001, 2002, 2003 and 2004. Plot points are shown below]


-------------------------------------------------------------------------------------------------------------------------
                             12/31/99($)      12/31/00($)     12/31/01($)    12/31/02($)     12/31/03($)      12/31/04($)
-------------------------------------------------------------------------------------------------------------------------
IBT Bancorp, Inc.                  100            61.7          91.9            124.4           200.4            167.6
-------------------------------------------------------------------------------------------------------------------------
CRSP Nasdaq Bank Index             100           114.2         123.7            126.6           162.9            186.4
-------------------------------------------------------------------------------------------------------------------------
CRSP Nasdaq U.S. Index             100            60.3          47.8             33.1            49.4             53.8
-------------------------------------------------------------------------------------------------------------------------

         There can be no assurance that the Company's future stock performance will be the same or similar to the historical performance shown in the above graph. The Company neither makes nor endorses any predictions as to stock performance.

--------------------------------------------------------------------------------
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------------------------------

         The Bank, like many financial institutions, has followed a policy of granting various types of loans to officers, directors and employees. All loans to executive officers, directors and immediate family members of such persons have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for the Bank's other customers except that employees of the Bank are entitled to a one percentage point reduction in the rate of interest charged, and do not involve more than the normal risk of collectibility, or present other unfavorable features. The following table sets forth information with respect to all loans in excess of $60,000 outstanding to executive officers or directors at the employee rate during the fiscal year ended December 31, 2004.


                                                         Highest
                                                       Outstanding   Balance at
        Name and Title     Type of Loan     Rate         Balance     12/31/2004
        --------------     ------------     ----         -------     ----------
Charles G. Urtin           Home Equity     4.490%     $   95,000     $   89,000
President and Chief
Executive Officer
Robert A. Bowell           Mortgage        5.875         274,000        270,000
Senior Vice President,
Secretary and Treasurer
David A. Finui             Home Equity     5.490         147,000        140,000
Senior Vice President

--------------------------------------------------------------------------------
            PROPOSAL II -- RATIFICATION OF APPOINTMENT OF ACCOUNTANTS
--------------------------------------------------------------------------------

         Edwards Sauer & Owens was the Company's independent public accountants for the 2004 fiscal year. The Board of Directors has appointed Edwards Sauer & Owens to be its accountants for the fiscal year ending December 31, 2005, subject to ratification by the Company's stockholders. The engagement of Edwards Sauer & Owens was approved in advance by the Audit Committee. A representative of Edwards Sauer & Owens is expected to be present at the Annual Meeting to respond to stockholders' questions and will have the opportunity to make a statement if the representative so desires.

         Audit Fees. The aggregate fees billed by Edwards Sauer & Owens for professional services rendered for the audit of the Company's annual consolidated financial statements and for the review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2004 and 2003 were $72,095 and $62,360, respectively.

         Audit Related Fees. The aggregate fees billed by Edwards Sauer & Owens for assurance and related services related to the audit of the annual financial statements and to the review of the quarterly financial statements for the years ended December 31, 2004 and 2003 were $6,400 and $10,855, respectively.

         Tax Fees. The aggregate fees billed by Edwards Sauer & Owens for professional services rendered for tax compliance, tax advice or tax planning for the years ended December 31, 2004 and 2003 were $16,030 and $13,380, respectively.

         All Other Fees. The aggregate fees billed by Edwards Sauer & Owens for professional services rendered for services or products other than those listed under the captions "Audit Fees," "Audit-Related Fees," and "Tax Fees" for the years ended December 31, 2004 and 2003 were $34,609 and $18,121, respectively, and consisted of assistance in accounting matters, trust examinations and assistance with benefit plans.

         It is the Audit Committee's policy to pre-approve all audit and non-audit services prior to the engagement of the Company's independent auditor to perform any service. All of the services listed above for 2004 and 2003 were approved by the Audit Committee prior to the service being rendered. No services were approved pursuant to the de minimus exception of the Sarbanes-Oxley Act of 2002.

         Ratification of the appointment of the accountants requires the affirmative vote of a majority of the votes cast by the stockholders of the Company at the Annual Meeting. The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Edwards Sauer & Owens as the Company's accountants for the 2005 fiscal year.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         In order to be considered for inclusion in the Company's proxy statement for the annual meeting of stockholders to be held in 2006, all stockholder proposals must be submitted to the Secretary at the Company's office, 309 Main Street, Irwin, Pennsylvania 15642, on or before November 17, 2005. In order to be considered for possible action by stockholders at the 2006 annual meeting of stockholders, stockholder proposals not included in the Company's proxy statement must be submitted to the Secretary of the Company, at the address set forth above, no later than sixty days prior to the date of the 2006 annual meeting of stockholders.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The  cost of  soliciting  proxies  will be borne  by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

         The Company's 2004 Annual Report to Stockholders accompanies this proxy statement. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 will be furnished without charge to stockholders as of the Record Date upon written request to the Secretary, IBT Bancorp, Inc., 309 Main Street, Irwin, Pennsylvania 15642.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ROBERT A. BOWELL

                                          ROBERT A. BOWELL
                                          SECRETARY
Irwin, Pennsylvania
March 16, 2005

/X/ PLEASE MARK VOTES                            IBT BANCORP, INC.
AS IN THIS EXAMPLE
                  ANNUAL MEETING OF STOCKHOLDERS                                                                 WITH-     FOR ALL
                          April 19, 2005                                                                  FOR    HOLD      EXCEPT

         The undersigned hereby appoints the Board of               1.  The election s director           [_]     [_]        [_]
Directors of IBT Bancorp, Inc. (the "Company"), or its                  of the nominees listed
designee, with full powers of substitution, to act as attorneys         below with terms to expire
and proxies for the undersigned, to vote all shares of                  during the year listed:
Common Stock of the Company which the undersigned is
entitled to vote at the 2005 Annual Meeting of Stockholders             Thomas E. Deger (2006)
(the "Annual Meeting"), to be held at the Irwin Masonic                 Charles W. Hergenroeder (2008)
Hall, located at 417 Main Street, Irwin, Pennsylvania on                Richard L. Ryan (2008)
Tuesday, April 19, 2005, at 2:00 p.m., local time, and at               Robert C. Whisner (2008)
any and all adjournments thereof, in the following manner:

                                                                    INSTRUCTION:  To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name on the space provided below.


                                                                    ----------------------------------------------------------------
                                                                                                          FOR    AGAINST   ABSTAIN

                                                                    2. To ratify the  appointment         [_]      [_]       [_]
                                                                       of Edwards Sauer & Owens
                                                                       as independent accountants
                                                                       for the Company for the fiscal
                                                                       year ending December 31, 2005.

                                                                        The Board of Directors recommends a vote "FOR" the above
                                                                    listed propositions.

                                                                    Please check box if you plan to attend the Annual Meeting. |_|

                                                                    THIS  SIGNED  PROXY  WILL BE  VOTED  AS  DIRECTED,
                                                                    BUT IF NO  INSTRUCTIONS  ARE SPECIFIED,  THIS
                                                                    PROXY WILL BE VOTED FOR THE PROPOSITIONS
                                                                    STATED.  IF ANY OTHER BUSINESS IS PRESENTED AT
                                                                    THE ANNUAL  MEETING,  THIS PROXY WILL BE VOTED
                                                                    BY THOSE NAMED IN THIS PROXY IN THEIR BEST
                                                                    JUDGMENT.  AT THE PRESENT TIME,  THE BOARD OF
                                                                    DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE
                                                                    PRESENTED AT THE ANNUAL MEETING.

                                    --------------------------------------------
Please be sure to sign and date     Date
this Proxy in the box below
--------------------------------------------------------------------------------
Stockholder sign above.               Co-holder (if any) sign above.
--------------------------------------------------------------------------------
    Detach above card, sign, date and mail in postage paid envelope provided.
                                IBT BANCORP, INC.
                                 309 MAIN STREET
                            IRWIN, PENNSYLVANIA 15642
     Should the above signed be present and elect to vote at the Annual Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his or her decision to terminate this proxy.
     The abovesigned acknowledges receipt from the Company prior to the execution of this proxy of an annual report, a Notice of Annual Meeting of Stockholders and a proxy statement dated March 16, 2005.
     Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.
                 PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                 PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.
____________________________________
____________________________________
____________________________________